Exhibit 99.1

Stablecoin Development Corporation Reports

Second Quarter 2026 Financial Results

•	Staking revenue of $2.2 million for the quarter and $4.7 million for the first half of 2026

•	SDEV grew its SKY position to 2.29 billion tokens (approximately 10% of total SKY supply) and eliminated all remaining warrant liabilities from its balance sheet

WEST PALM BEACH, Fla., July 31, 2026 (GLOBE NEWSWIRE) -- Stablecoin Development Corporation (NYSE American: SDEV) (the “Company” or “SDEV”), an on-chain holding company focused on long-duration participation in protocol-aligned digital asset ecosystems and providing public market access to the stablecoin economy, yesterday reported financial results for the second quarter and first half ended June 30, 2026. The Company filed its Quarterly Report on Form 10-Q with the Securities and Exchange Commission on July 30, 2026.

For the second quarter of 2026, the Company reported staking revenue of $2.2 million, a non-cash unrealized loss on digital assets of $50.6 million, and an operating loss of $53.8 million. For the first half of 2026, the Company reported staking revenue of $4.7 million and an operating loss of $31.6 million.

“In the second quarter we continued to build our position in what we believe is one of the most attractive on-chain ecosystems in digital finance, generating $2.2 million of staking revenue while growing our SKY holdings to approximately 10% of total SKY supply,” said Michael Kazley, Chief Executive Officer and Chairman of SDEV. “During the quarter we added to our SKY position through both open-market purchases and staking rewards, eliminated all remaining warrant liabilities to simplify our capital structure, and relocated our headquarters to West Palm Beach to lower our cost base. While the decline in the price of SKY during the quarter drove a non-cash loss in our reported results, no tokens were sold, the underlying fundamentals of the Sky Protocol ecosystem remain strong, and we are focused on disciplined execution as we position SDEV for long-term value creation.”

Second Quarter 2026 Highlights

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Staking revenue of $2.2 million. Staking revenue was $2.2 million for the quarter and $4.7 million for the first half of 2026, reflecting rewards earned on the Company’s staked SKY holdings within the Sky Protocol ecosystem.

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Second quarter GAAP results reflect a non-cash mark-to-market. The Company reported an operating loss of $53.8 million in the second quarter, driven by a $50.6 million non-cash unrealized loss on digital assets measured at fair value. No SKY tokens were sold during the quarter; the loss reflects the decline in the market price of SKY and does not affect the Company’s cash position or operations.

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Grew the SKY position to 2.29 billion tokens. Held 2,286,511,374 SKY tokens as of June 30, 2026, representing approximately 10% of total SKY supply, with a fair value of $119.2 million and a cost basis of $147.2 million; the position grew during the period through both open-market purchases and staking rewards.

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Earned 31.7 million SKY in staking rewards. Received 31,746,251 SKY tokens as staking rewards during the quarter, bringing cumulative staking rewards to 67,132,900 SKY tokens; substantially all of the Company’s holdings remained staked in the Sky Protocol.

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Simplified the capital structure. Completed the cashless exercise of all outstanding October 2025 Pre-Funded Warrants on June 15, 2026, eliminating all remaining warrant liabilities from the balance sheet.

•	Reduced fixed costs. Relocated the Company’s principal executive offices to West Palm Beach, Florida, and terminated its legacy California office lease, lowering the Company’s ongoing occupancy costs.

A summary of the Company’s SKY holdings as of July 27, 2026 appears under “Subsequent Events” below.

Second Quarter 2026 Financial Results

Staking revenue was $2.2 million for the three months ended June 30, 2026 and $4.7 million for the six months ended June 30, 2026, reflecting rewards earned on the Company’s SKY holdings through on-chain staking within the Sky Protocol ecosystem. The Company earned 31,746,251 SKY tokens in staking rewards during the quarter, bringing cumulative staking rewards to 67,132,900 SKY tokens. Staking rewards are received in the form of SKY tokens.

Unrealized loss on digital assets. The Company recognized a non-cash unrealized loss on digital assets of $50.6 million for the second quarter and $28.0 million for the first half of 2026, reflecting the change in the fair value of its SKY holdings as the market price of SKY declined during the respective periods. The Company did not sell or otherwise dispose of any SKY tokens during these periods; the unrealized loss is a non-cash accounting item and does not affect the Company’s cash position, liquidity, or operations.

General and administrative expenses were $5.4 million for the second quarter and $8.3 million for the first half of 2026. Second-quarter expenses included approximately $3.2 million of non-cash stock-based compensation, resulting in cash operating expenses, a non-GAAP measure (see “Non-GAAP Financial Measures” below), of approximately $2.2 million, approximately equal to the Company’s staking revenue for the quarter. First-half expenses included approximately $3.3 million of non-cash stock-based compensation, resulting in cash operating expenses of approximately $5.0 million.

Net income (loss). Net loss for the second quarter of 2026 was $41.1 million, or $1.32 per basic and diluted share. For the first half of 2026, the Company reported GAAP net income of $511.3 million, or $17.91 per basic share and $2.77 per diluted share. First-half GAAP net income was driven almost entirely by non-cash warrant fair value items: a $5.3 billion non-cash day-one loss recognized on the January 2026 Pre-Funded Warrants, more than offset by non-cash fair value gains on the Company’s pre-funded warrants recognized in subsequent periods, for a net non-cash gain of approximately $544 million. These non-cash items are not indicative of the Company’s operating performance or cash flows.

SKY Holdings and Staking Activity

As of June 30, 2026, the Company held 2,286,511,374 SKY tokens, representing approximately 10% of the total supply of SKY, with a cost basis of $147.2 million and a fair value of $119.2 million. Substantially all of the Company’s holdings were staked, with 2,286,023,773 SKY tokens deployed in the Sky Protocol’s staking program. During the second quarter, the Company earned 31,746,251 SKY tokens as staking rewards, bringing cumulative staking rewards to 67,132,900 SKY tokens.

Since the closing of the January 2026 Private Placement, SDEV has acquired approximately 1.3 billion additional SKY tokens through open-market purchases at an average price of approximately $0.066 per token, in addition to tokens received as staking rewards. The Company holds its SKY as a long-term strategic position and did not sell any SKY tokens during the periods presented.

Balance Sheet and Capital Structure

As of June 30, 2026, the Company had cash and cash equivalents of $7.0 million and digital assets carried at fair value of $119.2 million, for total assets of $127.5 million. Total liabilities were $0.3 million, and the Company had no warrant liabilities and no debt outstanding. Total stockholders’ equity was $127.2 million.

On June 15, 2026, the Company completed the cashless exercise of all outstanding October 2025 Pre-Funded Warrants, issuing an aggregate of 22,614,600 shares of common stock and eliminating the last remaining warrant liability from its balance sheet. Together with the reclassification of the January 2026 Pre-Funded Warrants to stockholders’ equity upon stockholder approval in March 2026, the Company had no warrant liabilities outstanding as of June 30, 2026.

Subsequent Events

SKY Holdings Summary (as of July 27, 2026). Subsequent to June 30, 2026 and through July 27, 2026, the Company continued to earn staking rewards on its SKY holdings and did not purchase, sell or otherwise dispose of any SKY tokens. As of July 27, 2026, the Company held approximately 2,296,167,180 SKY tokens, representing approximately 10% of total SKY supply, substantially all of which remained staked in the Sky Protocol; cumulative staking rewards received totaled approximately 76,788,706 SKY tokens. Based on the price of SKY as of midnight UTC on July 27, 2026, as reported on Coinbase Exchange, of approximately $0.056 per SKY token, the aggregate market value of the Company’s SKY holdings as of July 27, 2026 was approximately $128.0 million. The July 27, 2026 reference price was approximately 7% higher than the approximately $0.052 per SKY token used to measure the fair value of the Company’s SKY holdings at June 30, 2026. The amounts in this summary are unaudited and are provided solely to give investors information regarding the Company’s SKY holdings as of the date indicated; they do not represent a recognized gain or a remeasurement of the Company’s June 30, 2026 financial statements. The Company will recognize the actual change in the fair value of its SKY holdings in its results for the quarter ending September 30, 2026. The market value of the Company’s SKY holdings will continue to fluctuate, potentially significantly, with the market price of SKY and the number of tokens held, and the price of SKY as of any future date may be substantially lower.

Warrant exercisability. On July 16, 2026, the first tranche, representing 20% of the total shares issuable, of the January 2026 Pre-Funded Warrants became exercisable in accordance with their terms, representing up to approximately 33.5 million shares of common stock, subject to the beneficial ownership limitations applicable to the warrants.

Relocation of principal offices. Effective July 1, 2026, the Company relocated its principal executive offices from Emeryville, California to 222 Lakeview Ave, Suite 800, West Palm Beach, Florida 33401. The relocation, which followed the early termination of the Company’s legacy Emeryville office lease on June 30, 2026, eliminates the Company’s prior operating lease obligation and reduces its fixed cost base.

Sky Protocol Ecosystem Update

The Sky Protocol ecosystem, through which the Company’s SKY holdings generate staking rewards, continued to grow during the second quarter of 2026. Selected Sky Protocol ecosystem metrics, as reported by Sky Ecosystem Insights for the periods indicated, include the following¹:

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Protocol revenue at a record run-rate. The Sky Protocol reported an annualized gross protocol revenue run-rate of approximately $419 million, based on the most recent three monthly settlement cycles, ranking it among the highest-revenue on-chain applications.

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Net protocol surplus turned positive. Preliminary second-quarter 2026 results showed approximately $29.9 million in net protocol surplus remitted to Sky reserves, compared to a negative $8.2 million in the second quarter of 2025, on gross protocol revenue of approximately $107.4 million, up approximately 10.5% year over year.

•	Growing solvency reserves. Sky reserves reached approximately $82.5 million as of June 30, 2026, or approximately 55% of the protocol’s $150 million reserve target.

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Scaled stablecoin supply. USDS supply reached approximately $10.0 billion as of June 30, 2026, up approximately 97% year over year, with cumulative yield accrued to sUSDS holders through the Sky Savings Rate surpassing $250 million since inception.

Non-GAAP Financial Measures

This press release refers to cash operating expenses, a non-GAAP financial measure that represents the Company’s general and administrative expenses excluding non-cash stock-based compensation. The most directly comparable GAAP measure is general and administrative expenses. For the three months ended June 30, 2026, general and administrative expenses were $5.4 million, which included approximately $3.2 million of non-cash stock-based compensation, resulting in cash operating expenses of approximately $2.2 million. For the six months ended June 30, 2026, general and administrative expenses were $8.3 million, which included approximately $3.3 million of non-cash stock-based compensation, resulting in cash operating expenses of approximately $5.0 million. The Company presents this measure because it believes it provides useful supplemental information to investors regarding the Company’s recurring cash operating cost base and the extent to which staking revenue offsets those cash costs.

This non-GAAP measure has limitations as an analytical tool, is not calculated in accordance with GAAP, and should not be considered in isolation from, or as a substitute for, the Company’s GAAP results. In addition, this non-GAAP measure may not be comparable to similarly titled measures reported by other companies. Staking rewards are received in the form of SKY tokens; accordingly, the coverage of cash operating expenses by staking revenue described in this press release is realized in cash only to the extent the Company monetizes such tokens. The Company did not sell any SKY tokens during the periods presented.

About the Sky Protocol

Sky Protocol is a decentralized finance platform that evolved from MakerDAO, one of the earliest and most established projects in the digital asset ecosystem. The protocol enables the creation and use of USDS, a decentralized stablecoin designed to maintain a soft peg to the U.S. dollar, and serves as foundational financial infrastructure for lending, savings, and on-chain capital markets. SKY is the governance token of the Sky Protocol ecosystem. The protocol generates revenue from borrowing fees and other economic activity, a portion of which is used to fund open-market buybacks of SKY tokens that are distributed to staking participants. SKY has a fixed total supply of approximately 23.5 billion tokens. For more information, visit info.skyeco.com.

Channels for Disclosure of Information

The Company intends to announce material information to the public through filings with the SEC, the investor relations page of its website (www.stabledev.com), press releases, public conference calls, public webcasts, its X (Twitter) account (@StableDev), and its LinkedIn page. The information disclosed through the foregoing channels could be deemed to be material information. The Company encourages investors, the media, and others to follow the channels listed above and to review the information disclosed through such channels.

About Stablecoin Development Corporation

Stablecoin Development Corporation (NYSE American: SDEV) is an on-chain holding company focused on long-duration participation in protocol-aligned digital asset ecosystems and providing public market access to the stablecoin economy. The Company’s initial digital asset focus is the Sky Protocol ecosystem, with SKY as its core holding. Through staking and other on-chain activities, the Company seeks to generate protocol-level economic exposure while maintaining governance, risk management, and public-company discipline. The Company is headquartered in West Palm Beach, Florida. For more information, please visit www.stabledev.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s strategy and capital allocation; its plans to hold, stake, and potentially monetize SKY tokens and other digital assets; the sufficiency of staking revenue to cover operating costs; the market value of the Company’s SKY holdings as of dates subsequent to quarter-end; the anticipated recognition of changes in fair value in future periods; its views regarding the stablecoin economy and related infrastructure; the variability of staking rewards and protocol governance parameters; its intentions regarding future SKY token acquisitions; and statements regarding the Sky Protocol ecosystem, including protocol revenue, surplus, reserves and stablecoin supply metrics. These statements are based on management’s current expectations and involve known and unknown risks and uncertainties, including risks related to the volatility of digital asset markets (including the price of SKY, which may decline substantially from the levels described herein), the concentration of the Company’s assets in a single digital asset, regulatory developments, changes in protocol governance parameters, cybersecurity and custody risks, the impact of non-cash fair value adjustments on reported results, the liquidity of SKY tokens and potential market impact of large transactions, limitations on the Company’s ability to access the capital markets, and the other risks described in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC. Actual results may differ materially. SDEV undertakes no obligation to update forward-looking statements except as required by law.

Company Contact

Tommy Law

Chief Financial Officer

tommy@stabledev.com

¹ Sky Protocol ecosystem data referenced in this press release, including protocol revenue, net surplus, reserve, and USDS supply figures, are derived from Sky Ecosystem Insights (financial.skyeco.com) and other publicly available, unaudited, third-party sources, and are preliminary and subject to revision pending the final Sky Ecosystem Q2 2026 report. These figures relate to the Sky Protocol, which the Company does not control, have not been independently verified by the Company, and are subject to change. They are provided for informational context only and should not be relied upon as representations of the Company.